EXECUTION VERSION INSOMNIA COOKIES HOLDINGS, LLC 345 Seventh Avenue, Suite 1202 New York, New York 10001 July 17, 2024 Michael Tattersfield Re: REU Cancellation and Cash-Out; Common Unit Buyout Dear Michael: As you are aware, Insomnia Cookies Holdings, LLC, a Delaware limited liability company (“Insomnia”), is in the process of entering into a Unit Purchase Agreement with purchasers Mistral Sleepless Holdings, LLC and Verlinvest Cookies Holdings, Inc., pursuant to which Insomnia will issue and sell certain preferred units of Insomnia to such purchasers (the “Sale”). In connection with the Sale, the Board of Directors of Krispy Kreme Doughnut Corporation, a North Carolina corporation (“KKDC”), in its capacity as administrator of the Insomnia Cookies Holdings, LLC Executive Ownership Plan (the “Plan”), has decided to cancel and convert, effective as of immediately prior to the closing of the Sale (the “Closing”), all of the restricted equity units under the Plan awarded to you by Insomnia pursuant to the Matching Award Agreement dated December 11, 2023 (the “Insomnia REUs,” and such award agreement, the “Award Agreement”), whether vested or unvested, into the right to receive a cash payment in an amount equal to $1,979,419.48 (the “Cash-Out Payment”). The Cash-Out Payment is based on the Fair Market Value (as defined in the Plan) of the Insomnia REUs as of the Closing. In order to receive the Cash-Out Payment, you must continue to provide services to Insomnia or one of its affiliates through the Closing. The Cash-Out Payment, less any required withholding taxes, will be paid to you on Insomnia’s behalf by KKDC (or one of its affiliates) as soon as practicable following the Closing (but in any event no later than five (5) business days following the Closing). Further, in connection with the Sale, you agree to sell, transfer, assign and convey, and KKDC agrees to acquire from you, all right, title and interest in and to all of your Common Units of Insomnia (including, in each case, solely to the extent relating to your Common Units, (a) your capital account in Insomnia, (b) your right to share in the profits and losses of Insomnia, (c) your right to receive distributions from Insomnia, and (d) any and all voting and information rights attributable to your Common Units) for an aggregate cash payment in an amount equal to $2,002,787.87. The effect of the foregoing sale and redemption on your capital account with respect to your Common Units shall be reflected and further evidenced by the Member Schedule attached as Exhibit A to the Second A&R Operating Agreement of Insomnia (the “Operating Agreement”). By signing this letter agreement (this “Agreement”), you acknowledge and agree as follows: Exhibit 10.3

July 17, 2024 Page 2 2 1. You consent to the treatment of the Insomnia REUs outlined in this Agreement, notwithstanding anything to the contrary contained in the Award Agreement or the Plan or any other document. Further, you accept the terms set forth herein with respect to the Insomnia REUs and the Cash-Out Payment. 2. Upon your receipt of the Cash-Out Payment described above, no further payment from KKDC, Insomnia, or any of their respective affiliates will be due to you on account of any of the Insomnia REUs, and all of your rights in respect of the Insomnia REUs will be terminated. 3. You are the sole record title and beneficial owner of each of the Common Units and will be the sole record title and beneficial owner of such Common Units as of the Closing, free and clear from all liens, security interests and encumbrances of any nature whatsoever, other than as set forth in the Operating Agreement. 4. There is no claim, action, suit, proceeding or governmental investigation of any nature pending or, to your knowledge, threatened against or by you (a) relating to or affecting the Common Units; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such claim, action, suit, proceeding or governmental investigation. If you accept the terms and conditions of this Agreement, please sign below (electronic signature will be accepted) and return it to the undersigned on or before July 17, 2024. The treatment of the Insomnia REUs and the Common Units of Insomnia set forth in this Agreement is contingent on the consummation of the Sale. If the Sale is not consummated, this Agreement shall be deemed null and void. Any term hereof may be amended and the observance of any term hereof may be waived only with the written consent of each party hereto, which consent explicitly references this Agreement and the desired amendment or waiver. Any amendment or waiver so effected shall be binding upon KKDC, Insomnia, you, and any assignee or transferee thereof. Except as modified by this Agreement, the Award Agreement remains unchanged and in full force and effect. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement contains the entire understanding of the parties and there are not further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof except as expressly referred to herein. The terms and conditions of this

July 17, 2024 Page 3 3 Agreement shall inure to the benefit of and be binding upon the respective successor and assigns of the parties. [Signature Page Follows]

July 17, 2024 Page 4 4 Very truly yours, INSOMNIA COOKIES HOLDINGS, LLC By: /s/ Seth Berkowitz Name: Seth Berkowitz Its: President and Chief Executive Officer Agreed to and accepted: KRISPY KREME DOUGHNUT CORPORATION By: /s/ Josh Charlesworth Name: Josh Charlesworth Its: President and Chief Executive Officer PARTICIPANT /s/ Michael Tattersfield Michael Tattersfield